Exhibit 99.1

Contact:	Dan Cravens
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS REPORTS MARCH TRAFFIC RESULTS
TEMPE, Ariz. April 5, 2010 — US Airways Group, Inc. (NYSE: LCC) today announced March and year-to-date 2010 traffic results. Mainline revenue passenger miles (RPMs) for the month were 4.9 billion, down 0.1 percent versus March 2009. Mainline capacity was 5.9 billion available seat miles (ASMs), down 1.7 percent versus March 2009. Passenger load factor for the month of March was 83.2 percent, up 1.3 points versus March 2009.
US Airways President Scott Kirby said, “Our March consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) increased approximately 18 percent versus the same period last year while total revenue per available seat mile increased approximately 20 percent on a year-over-year basis. The positive momentum that we have seen in the revenue environment has continued with particularly strong year-over-year growth in booked yields.”
For the month of March, US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation (DOT) was 80.9 percent with a completion factor of 98.6 percent.
The following summarizes US Airways Group’s traffic results for the month and year-to-date ended March 31, 2010 and 2009, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
MARCH

	2010	2009	% Change

Mainline Revenue Passenger Miles (000)
Domestic	3,744,204	3,861,572	(3.0)
Atlantic	600,349	536,234	12.0
Latin	563,226	515,379	9.3

Total Mainline Revenue Passenger Miles	4,907,779	4,913,185	(0.1)

Mainline Available Seat Miles (000)
Domestic	4,417,311	4,589,479	(3.8)
Atlantic	752,806	736,310	2.2
Latin	726,960	671,094	8.3

Total Mainline Available Seat Miles	5,897,077	5,996,883	(1.7)

Mainline Load Factor (%)
Domestic	84.8	84.1	0.7	pts
Atlantic	79.7	72.8	6.9	pts
Latin	77.5	76.8	0.7	pts

Total Mainline Load Factor	83.2	81.9	1.3	pts

Mainline Enplanements
Domestic	3,929,572	3,973,028	(1.1)
Atlantic	145,530	138,256	5.3
Latin	416,659	406,662	2.5

Total Mainline Enplanements	4,491,761	4,517,946	(0.6)
YEAR TO DATE

	2010	2009	% Change

Mainline Revenue Passenger Miles (000)
Domestic	10,097,812	10,571,930	(4.5)
Atlantic	1,462,620	1,371,018	6.7
Latin	1,493,072	1,365,670	9.3

Total Mainline Revenue Passenger Miles	13,053,504	13,308,618	(1.9)

Mainline Available Seat Miles (000)
Domestic	12,477,791	13,092,723	(4.7)
Atlantic	2,121,517	2,079,936	2.0
Latin	1,979,272	1,806,453	9.6

Total Mainline Available Seat Miles	16,578,580	16,979,112	(2.4)

Mainline Load Factor (%)
Domestic	80.9	80.7	0.2	pts
Atlantic	68.9	65.9	3.0	pts
Latin	75.4	75.6	(0.2	) pts

Total Mainline Load Factor	78.7	78.4	0.3	pts

Mainline Enplanements
Domestic	10,542,555	10,976,559	(4.0)
Atlantic	358,683	354,369	1.2
Latin	1,084,134	1,078,343	0.5

Total Mainline Enplanements	11,985,372	12,409,271	(3.4)

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
MARCH

	2010	2009	% Change

Express Revenue Passenger Miles (000)
Domestic	173,685	175,571	(1.1)

Express Available Seat Miles (000)
Domestic	253,658	263,975	(3.9)

Express Load Factor (%)
Domestic	68.5	66.5	2.0	pts

Express Enplanements
Domestic	635,761	652,000	(2.5)
YEAR TO DATE

	2010	2009	% Change

Express Revenue Passenger Miles (000)
Domestic	456,517	470,356	(2.9)

Express Available Seat Miles (000)
Domestic	707,739	761,422	(7.1)

Express Load Factor (%)
Domestic	64.5	61.8	2.7	pts

Express Enplanements
Domestic	1,670,664	1,753,886	(4.7)
Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
MARCH

	2010	2009	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	3,917,889	4,037,143	(3.0)
Atlantic	600,349	536,234	12.0
Latin	563,226	515,379	9.3

Total Consolidated Revenue Passenger Miles	5,081,464	5,088,756	(0.1)

Consolidated Available Seat Miles (000)
Domestic	4,670,969	4,853,454	(3.8)
Atlantic	752,806	736,310	2.2
Latin	726,960	671,094	8.3

Total Consolidated Available Seat Miles	6,150,735	6,260,858	(1.8)

Consolidated Load Factor (%)
Domestic	83.9	83.2	0.7	pts
Atlantic	79.7	72.8	6.9	pts
Latin	77.5	76.8	0.7	pts

Total Consolidated Load Factor	82.6	81.3	1.3	pts

Consolidated Enplanements
Domestic	4,565,333	4,625,028	(1.3)
Atlantic	145,530	138,256	5.3
Latin	416,659	406,662	2.5

Total Consolidated Enplanements	5,127,522	5,169,946	(0.8)
YEAR TO DATE

	2010	2009	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	10,554,329	11,042,286	(4.4)
Atlantic	1,462,620	1,371,018	6.7
Latin	1,493,072	1,365,670	9.3

Total Consolidated Revenue Passenger Miles	13,510,021	13,778,974	(2.0)

Consolidated Available Seat Miles (000)
Domestic	13,185,530	13,854,145	(4.8)
Atlantic	2,121,517	2,079,936	2.0
Latin	1,979,272	1,806,453	9.6

Total Consolidated Available Seat Miles	17,286,319	17,740,534	(2.6)

Consolidated Load Factor (%)
Domestic	80.0	79.7	0.3	pts
Atlantic	68.9	65.9	3.0	pts
Latin	75.4	75.6	(0.2	) pts

Total Consolidated Load Factor	78.2	77.7	0.5	pts

Consolidated Enplanements
Domestic	12,213,219	12,730,445	(4.1)
Atlantic	358,683	354,369	1.2
Latin	1,084,134	1,078,343	0.5

Total Consolidated Enplanements	13,656,036	14,163,157	(3.6)
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways is also providing a brief update on notable company accomplishments during the month of March:
•	Announced an agreement with Delta Air Lines to divest 12 percent of the takeoff and landing slots involved in a previously announced transaction between the carriers at New York’s LaGuardia and Washington’s Reagan National airports to four airlines. Under the new six-way agreement, Delta would obtain an additional 110 slot pairs at LaGuardia; AirTran, Spirit and WestJet would obtain five slot pairs each at LaGuardia. US Airways would acquire approximately 37 slot pairs at Reagan National; JetBlue would gain five slot pairs at Reagan National. Finally, US Airways would gain access to Sao Paulo and Tokyo. The divestitures are contingent upon Federal Aviation Administration (FAA) approval and the subsequent closing of the originally proposed Delta-US Airways transaction.

•	Launched a new wireless Internet product, Gogo(R) Inflight Internet, on five of its Airbus A321 aircraft. Gogo, which is provided by Aircell, allows passengers to use their laptops or Wi-Fi enabled mobile devices to surf the Web, email friends and family, log into corporate Virtual Private Networks (VPN) and access online entertainment options. By June 1, all 51 A321s in US Airways’ fleet will be Gogo-equipped.

•	Detailed four new routes from the East Coast to Mexico and Canada
•	From its largest hub, Charlotte, N.C.
-	On May 31, begin daily, year-round service to Ottawa. The new service will be on a 50-seat CRJ-200 regional jet operated by US Airways Express carrier Air Wisconsin.

-	On June 5, begin year-round service to Puerto Vallarta and Los Cabos, Mexico. Both routes will operate on an Airbus A319 aircraft with seating for 124 customers (12 First Class, 112 main cabin). The new service to Mexico complements US Airways’ existing service to both cities from its Phoenix hub.
•	From Philadelphia
-	On June 1, the Company will launch its first-ever service to Halifax, Nova Scotia. The year-round daily flights to Halifax will be operated by US Airways Express partner Air Wisconsin on a 50-seat CRJ-200 regional jet.
•	Announced the resumption of nonstop service between Baton Rouge, La., and Charlotte, N.C. on June 24 after a seven-year hiatus. Three daily flights will be operated by US Airways Express carrier PSA Airlines operating 50-seat CRJ-200 regional jets.
About US Airways
US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,000 flights per day and serves more than 190 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 31,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers its customers more than 19,700 daily flights to 1,077 airports in 175 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city at Ronald Reagan Washington National Airport. And for the eleventh consecutive year, the airline received a Diamond Award for maintenance training excellence from the Federal Aviation Administration for its Charlotte hub line maintenance facility. For more company information, visit usairways.com. (LCCT)

Forward Looking Statements
Certain of the statements contained or referred to herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in the Company’s financing arrangements; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; provisions in the Company’s credit card processing and other commercial agreements that may affect its liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the Company’s inability to maintain labor costs at competitive levels; the Company’s reliance on third party regional operators or third party service providers; the Company’s reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes to the Company’s business model; competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or the Company’s ability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; changes in government legislation and regulation; the Company’s ability to operate and grow its route network; the impact of environmental laws and regulations; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the impact of weather conditions and seasonality of airline travel; the cyclical nature of the airline industry; the impact of possible future increases in insurance costs and disruptions to insurance markets; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-K for the year ended December 31, 2009 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
-LCC-